SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2010, Dendreon Corporation (the “Company”) executed a Second Amendment to the Supply Agreement (the “Amendment”) originally entered into with Diosynth RTP Inc. effective as of December 22, 2005 (as amended to date, the “Agreement”) to extend the term of the Agreement by five years.  The Agreement covers the commercial production and supply of the antigen used in the manufacture of the Company’s FDA-approved product Provenge® (sipuleucel-T). The Amendment extends the term of the Agreement through December 31, 2018, and unless terminated, the Agreement will renew automatically thereafter for additional 5-year terms. All other terms of the Agreement remain unchanged.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

10.1	Second Amendment to Supply Agreement, dated as of May 6, 2010, by and between Dendreon Corporation and Diosynth RTP Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development
Date: May 13, 2010		General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
10.1	Second Amendment to Supply Agreement, dated as of May 6, 2010, by and between Dendreon Corporation and Diosynth RTP Inc.